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                                                                     Exhibit 3.3

                                    BYLAWS

                                      OF

                               TALENTPOINT, INC.


                                   ARTICLE 1

                                    OFFICES

     Section 1.1. Registered Office.  The registered office of TALENTPOINT, INC.
                  -----------------
(the "Corporation") in the Commonwealth of Pennsylvania shall be as specified in the Articles of Incorporation of the Corporation, as they may be amended from time to time (the "Articles"), or at such other place as the Board of Directors of the Corporation (the "Board of Directors") may specify in a statement of change of registered office filed with the Department of State of the Commonwealth of Pennsylvania.

     Section 1.2. Other Offices.  The Corporation may also have an office or
                  -------------
offices at such other place or places either within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time determine or the business of the Corporation requires.

                                   ARTICLE 2

                          MEETINGS OF THE SHAREHOLDERS

     Section 2.1. Place.  All meetings of the shareholders shall be held at such
                  -----
places, within or without the Commonwealth of Pennsylvania, as the Board of Directors may from time to time determine.

     Section 2.2. Annual Meetings.
                  ---------------

     (1) A meeting of the shareholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held once each calendar year on such date and at such time as may be fixed by the Board of Directors. If the annual meeting is not called and held within six months after the designated time for such meeting, any shareholder may call the meeting at any time after the expiration of such six-month period.

     (2) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made (A) pursuant to the Corporation's notice of meeting, (B) by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Article 2, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this
Article 2.
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     (3)   For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (2) of this
Section 2.2, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice must be received by the Secretary at the principal executive offices of the Corporation not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Notwithstanding the foregoing, if the Corporation is required under Rule 14a-8 under the Securities Exchange Act of 1934 ("Exchange Act") to include a shareholder's proposal in its proxy statement, such shareholder shall be deemed to have given timely notice for purposes of this paragraph (3) of Section 2.2 with respect to such proposal. A shareholder's notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner; (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner; and
(iii) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting.

     (4) Notwithstanding anything in paragraph (3) of this Section 2.2 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased pursuant to an act of the Board of Directors of the Corporation and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors on or before the date which is 15 days before the latest date by which a shareholder may timely notify the Corporation of nominations or other business to be brought by a shareholder in accordance with paragraph (3) of this Section 2.2, a shareholder's notice required by this Section 2.2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the 15th day following the day on which such public announcement is first made by the Corporation.

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     Section 2.3. Special Meetings of Shareholders. Only such business shall be
                  --------------------------------
conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.3, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.3. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice required by paragraph (3) of Section 2.2 shall be received by the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the later of the 60th day prior to such special meeting or the 15th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

     Section 2.4. Written Ballot.  Unless required by vote of the shareholders
                  --------------
before the voting begins, elections of directors need not be by written ballot.

     Section 2.5. General.
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          (1)   Only such persons who are nominated in accordance with the procedures set forth in this Article 2 and Section 4.3 shall be eligible to serve as directors to the Board of Directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article 2. Except as otherwise provided by law, the Articles or the bylaws of the Corporation, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article 2 and, if any proposed nomination or business is not in compliance with this Article 2, to declare that such defective proposal or nomination shall be disregarded.

          (2) For purposes of this Article 2, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (3) Nothing in this Article 2 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors.

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     Section 2.6. Notice of Meetings.  Written notice of every meeting of the
                  ------------------
shareholders, stating the place, the date and hour thereof and, in the case of a special meeting of the shareholders, the general nature of the business to be transacted thereat, shall be given in a manner consistent with the provisions of
Section 12.4 of these Bylaws at the direction of the Secretary of the Corporation or, in the absence of the Secretary of the Corporation, any Assistant Secretary of the Corporation, at least ten (10) days prior to the day named for a meeting called to consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law of 1988, as it may from time to time be amended (the "1988 BCL"), or five (5) days prior to the day named for the
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meeting in any other case, to each shareholder entitled to vote thereat on the date fixed as a record date in accordance with Section 8.1 of these Bylaws or, if no record date be fixed, then of record at the close of business on the tenth
(10th) day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day of the meeting, at such address (or telex, TWX, facsimile or telephone number), as appears on the transfer books of the Corporation. Any notice of any meeting of shareholders may state that, for purposes of any meeting that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, the shareholders entitled to vote who attend such a meeting, although less than a quorum pursuant to Section 2.7 of these Bylaws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the original notice of the meeting that was so adjourned.

     Section 2.7. Quorum.  The shareholders present in person or by proxy,
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entitled to cast at least a majority of the votes that all shareholders are entitled to cast on any particular matter to be acted upon at the meeting, shall constitute a quorum for the purposes of consideration of, and action on, such matter. The shareholders present in person or by proxy at a duly organized meeting can continue to do business until the adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, the shareholders present in person or by proxy may, except as otherwise provided by the 1988 BCL and subject to the provisions of Section 2.8 of these Bylaws, adjourn the meeting to such time and place as they may determine.

     Section 2.8. Adjournment.  Any meeting of the shareholders, including one
                  -----------
at which directors are to be elected, may be adjourned for such period as the shareholders present in person or by proxy and entitled to vote shall direct. Other than as provided in the last sentence of Section 2.6 of these Bylaws, notice of the adjourned meeting or the business to be transacted thereat need not be given, other than announcement at the meeting at which adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting or the 1988 BCL requires notice of the business to be transacted and such notice has not previously been given. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed. Those shareholders entitled to vote present in person or by proxy, although less than a quorum pursuant to
Section 2.7 of these Bylaws, shall nevertheless constitute a quorum for the purpose of (a) electing directors at a meeting called for the election of directors that has been previously adjourned for lack of a quorum, and (b) acting, at a meeting that has been adjourned for one or more periods aggregating fifteen (15) days because of an absence of a quorum, upon any matter set forth in the original notice of such adjourned meeting,

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provided that such original notice shall have complied with the last sentence of
Section 2.6 of these Bylaws.

     Section 2.9.  Majority Voting.
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     Section 2.10. Voting Rights.  Except as otherwise provided in the Articles,
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at every meeting of the shareholders, every shareholder entitled to vote shall have the right to one vote for each share having voting power standing in his or her name on the books of the Corporation. Shares of the Corporation owned by it, directly or indirectly, and controlled by the Board of Directors, directly or indirectly, shall not be voted.

     Section 2.11. Proxies.  Every shareholder entitled to vote at a meeting of
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the shareholders or to express consent or dissent to a corporate action in writing may authorize another person to act for him or her by proxy. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder, shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder. Every proxy shall be executed in writing by the shareholder or by the shareholder's duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice of revocation has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three (3) years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

     Section 2.12. Voting Lists.  The officer or agent having charge of the
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transfer books for securities of the Corporation shall make a complete list of the shareholders entitled to vote at a meeting of the shareholders, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. If the Corporation has five thousand (5,000) or more shareholders, it may make such information available at the meeting by any other means.

     Section 2.13. Judges of Election.  In advance of any meeting of the
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shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be one (1) or three (3), as determined by the Board of Directors to be appropriate under the circumstances. No person who is a candidate for office to be filled at the meeting shall act as a judge at the meeting. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the presiding officer of the meeting or any shareholder or the proxy of any

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shareholder.  If there are three (3) judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

     Section 2.14. Participation by Conference Call.  The right of any
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shareholder to participate in any shareholders' meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other and, in which event, all shareholders so participating shall be deemed present at such meeting, shall be granted solely in the discretion of the Board of Directors.


                                   ARTICLE 3

                            CONSENT OF SHAREHOLDERS

     Section 3.1. Action at a Meeting.  Any matter brought before a duly
                  -------------------
organized meeting for a vote of the shareholders, including, without limitation, the amendment of any bylaw, shall be decided by a majority of the votes cast at such meeting by the shareholders present in person or by proxy and entitled to vote thereon, unless the matter is one for which a different vote is required by express provision of the 1988 BCL, the Articles or a bylaw adopted by the shareholders, in any of which case(s) such express provision shall govern and control the decision on such matter.

     Section 3.2. Written Consent in Lieu of a Meeting.  Any action required or
                  ------------------------------------
permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary of the Corporation.

     Section 3.3. Record Date - Consents.  Except as otherwise provided in
                  ----------------------
Section 8.1 of these Bylaws, the record date for determining shareholders entitled to (a) dissent to corporate action in writing without a meeting, when prior action by the Board of Directors is not necessary, (b) call a special meeting of the shareholders, or (c) propose an amendment of the Articles, shall be at the close of business on the day on which the first written dissent, request for a special meeting or petition proposing an amendment of the Articles is filed with the Secretary of the Corporation. If prior action by the Board of Directors is necessary, the record date for determining such shareholders shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such action.


                                   ARTICLE 4

                                   DIRECTORS

     Section 4.1. Number and Qualifications.  The Board of Directors shall
                  -------------------------
consist of one or more directors as determined from time to time by the Board of Directors. Except as provided

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in Section 4.4 of these Bylaws, directors, other than those constituting the first board of directors, shall be elected by the shareholders. Directors shall be natural persons of full age and need not be residents of the Commonwealth of Pennsylvania or shareholders of the Corporation.

     Section 4.2. Term.  Each director shall be elected to serve a term of one
                  ----
(1) year and until a successor is elected and qualified or until the director's earlier death, resignation or removal.

     Section 4.3. Nominations of Directors.  Nominees for election to the Board
                  ------------------------
of Directors shall be selected by the Board of Directors or a committee of the Board of Directors to which the Board of Directors has delegated the authority to make such selections pursuant to Section 4.12 of these Bylaws. The Board of Directors or such committee, as the case may be, may consider written recommendations from shareholders for nominees for election to the Board of Directors, provided that such recommendations are made in accordance with
Section 2.2 and, such recommendations, together with (a) such information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the Exchange Act, (b) a description of any arrangements or understandings among the recommending shareholder and each nominee and any other person with respect to such nomination, and (c) the consent of each nominee to serve as a director of the Corporation if so elected, is received by the Secretary of the Corporation, in the case of an annual meeting of shareholders, not later than the date specified in the most recent proxy statement of the Corporation as of the date by which shareholder proposals for consideration at the next annual meeting of shareholders must be received and, in the case of a special meeting of shareholders, not later than the tenth (10th) day after the giving of notice of such meeting. Only persons duly nominated for election to the Board of Directors in accordance with this Section 4.3, Section 2.2 and persons with respect to whose nominations proxies have been solicited pursuant to a proxy statement filed pursuant to the Exchange Act shall be eligible for election to the Board of Directors.

     Section 4.4. Vacancies.
                  ---------

                  (a) Vacancies in the Board of Directors and newly created directorships may be filled exclusively by the vote of a majority of the directors then in office, though less than a quorum, and shall not be filled by a vote of the shareholders, unless there are no directors remaining on the Board of Directors. Any director so chosen shall hold office until the next annual election of directors and until a successor is duly elected and qualified.

                  (b) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the certificate of incorporation, vacancies and newly created directorships of such class or classes or series may be filled exclusively by the vote of a majority of the directors elected by such class or classes or series then in office, and shall not be filled by a vote of such holders, unless there are no such directors remaining on the Board of Directors.

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     Section 4.5.  Removal.
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                   (a)  Removal by the Shareholders. The entire Board of
                        ---------------------------
Directors or any individual director may be removed from office only for cause by the affirmative vote of a majority of the votes cast by the shareholders entitled to vote thereon. In case the Board of Directors or any one or more directors are so removed, new directors may be elected at the same meeting. The repeal of a provision of the Articles or Bylaws prohibiting, or the addition of a provision to the Articles or Bylaws permitting, the removal by the shareholders of the Board of Directors or any individual director without assigning any cause shall not apply to any incumbent director during the balance of the term for which the director was selected.

                   (b)  Removal by the Board. The Board of Directors may declare
                        --------------------
vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year or if, within 60 days after notice of his or her selection, the director does not accept the office either in writing or by attending a meeting of the Board of Directors.

          Section 4.6.  Powers. The business and affairs of the Corporation
                        ------
shall be managed under the direction of the Board of Directors, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles or these Bylaws directed or required to be exercised and done by the shareholders.

          Section 4.7.  Place of Board Meetings. Meetings of the Board of
                        -----------------------
Directors may be held at such place within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint or as may be designated in the notice of the meeting.

          Section 4.8.  First Meeting of Newly Elected Board of Directors. The
                        -------------------------------------------------
first meeting of each newly elected Board of Directors may be held at the same place and immediately after the meeting at which such directors were elected and no notice shall be required other than announcement at such meeting. If such first meeting of the newly elected Board of Directors is not so held, notice of such meeting shall be given in the same manner as set forth in Section 4.9 of these Bylaws with respect to notice of regular meetings of the Board of Directors.

          Section 4.9.  Regular Board Meetings; Notice. Regular meetings of the
                        ------------------------------
Board of Directors may be held at such times and places as shall be determined from time to time by resolution of at least a majority of the whole Board of Directors at a duly convened meeting, or by unanimous written consent. Notice of each regular meeting of the Board of Directors shall specify the purpose, date, place and hour of the meeting and shall be given to each director at least ten
(10) days before the meeting. Notice shall be given in a manner consistent with
Section 12.4 of these Bylaws.

          Section 4.10. Special Board Meetings; Notice. Special meetings of the
                        ------------------------------
Board of Directors may be called by the Chairman of the Board of Directors, if any, by the Chief Executive Officer and/or President, or by a majority of the directors in office on one day's notice to each
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

director, either by telephone, or, if in writing, in accordance with the provisions of Section 12.4 of these Bylaws.

     Section 4.11. Quorum of the Board.  At all meetings of the Board of
                   -------------------
Directors, the presence of a majority of the directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting. It shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

     Section 4.12. Committees of Directors.  The Board of Directors may, by
                   -----------------------
resolution adopted by a majority of the directors in office, establish one or more committees, each committee to consist of one or more of the directors, and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. Any such committee, to the extent provided in such resolution of the Board of Directors or in these Bylaws, shall have and may exercise all of the powers and authority of the Board of Directors; provided, however, that no such committee shall have any power or authority to (a) submit to the shareholders any action requiring approval of the shareholders under the 1988 BCL, (b) create or fill vacancies on the Board of Directors, (c) amend or repeal these Bylaws or adopt new bylaws, (d) amend or repeal any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors, (e) act on any matter committed by these Bylaws or by resolution of the Board of Directors to another committee of the Board of Directors, (f) amend the Articles or adopt a resolution proposing an amendment to the Articles, or (g) adopt a plan or an agreement of merger or consolidation, share exchange, asset sale or division. In the absence or disqualification of a member or alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum is present, may unanimously appoint another director to act at the meeting in the place of any absent or disqualified member. Minutes of all meetings of any committee of the Board of Directors shall be kept by the person designated by such committee to keep such minutes. Copies of such minutes and any writing setting forth an action taken by written consent without a meeting shall be distributed to each member of the Board of Directors promptly after such meeting is held or such action is taken. Each committee of the Board of Directors shall serve at the pleasure of the Board of Directors.

     Section 4.13. Participation in Board Meetings by Telephone.  One or more
                   --------------------------------------------
directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and all directors so participating shall be deemed present at the meeting.

     Section 4.14. Action by Consent of Directors.  Any action required or
                   ------------------------------
permitted to be taken at a meeting of the Board of Directors or of a committee of the Board of Directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing setting forth the action so taken shall be signed by all of the directors in office or the members of the committee, as the case may be, and filed with the Secretary of the Corporation.

     Section 4.15. Compensation of Directors.  The Board of Directors may, by
                   --------------------------
resolution, fix the compensation of directors for their services as directors. A director may also serve the Corporation in any other capacity and receive compensation therefor.

     Section 4.16. Directors' Liability.  A director of the Board of Directors
                   --------------------
shall not be personally liable for monetary damages as such (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under these Articles, the By-laws of the Corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.


                                   ARTICLE 5

                                    OFFICERS

     Section 5.1. Principal Officers.  The officers of the Corporation shall be
                  ------------------
chosen by the Board of Directors, and may include a Chief Executive Officer, a Chief Operating Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer (collectively, the "Principal Officers"). The Board of Directors shall designate one officer (who need not be a Principal Officer but shall not be an assistant officer) to be the chief financial officer of the Corporation, and another officer (who need not be a Principal Officer but shall not be an assistant officer) to be the chief accounting officer of the Corporation. The Chief Executive Officer, the President and all Vice Presidents and the Secretary shall be natural persons of full age. The Treasurer may be a corporation, but if a natural person, shall be of full age. Any number of offices may be held by the same person.

     Section 5.2. Electing Principal Officers.  The Board of Directors,
                  ---------------------------
immediately after each annual meeting of the shareholders, shall elect the Principal Officers of the Corporation, none of whom need be members of the Board of Directors.

     Section 5.3. Other Officers.  The Corporation may have such other officers,
                  --------------
assistant officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, have such authority and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time determine. The Board of Directors may delegate to any Principal Officer the power to appoint or remove, and set the compensation of, any such other officers and any such agents or employees.

     Section 5.4. Compensation.  Except as provided in Section 5.3 of these
                  ------------
Bylaws, the salaries of all officers of the Corporation shall be fixed by the Board of Directors.

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

     Section 5.5. Term of Office; Removal.  Each officer of the Corporation
                  -----------------------
shall hold office until his or her successor has been chosen and qualified or until his or her earlier death, resignation or removal. Vacancies of any office shall be filled by the Board of Directors. Any officer or agent may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. The election or appointment of an officer or agent shall not of itself create any contract rights.

     Section 5.6. Chief Executive Officer.
                  -----------------------

          (a) The Chief Executive Officer shall have general supervision of the affairs of the corporation, subject to the policies and direction of the Board of Directors, and shall supervise and direct all of the officers and employees of the corporation but may delegate in his discretion any of his powers to any officer or such other executives as he may designate.

          (b) The Chief Executive Officer shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors dealing with operations are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

          (c) In the absence or during any disability on the part of the Chairman of the Board of Directors to act, the Chief Executive Officer shall preside at all meetings of shareholders and directors, and shall perform such other duties as the Board of Directors may bestow upon him.

          (d) Unless otherwise ordered by the Board of Directors, the Chief Executive Officer shall have full power and authority on behalf of the corporation to attend and act and vote at any meeting of the shareholders of any other corporation in which the corporation may hold stock, and at any such meeting shall possess and may exercise any and all the rights and powers incident to the ownership of such stock which the corporation, as the owner thereof, might have possessed and exercised if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

     Section 5.7. The Vice Presidents.  The Vice-President or Vice-Presidents,
                  -------------------
in the order designated by the Board of Directors, shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer, and shall perform such other duties as the Board of Directors may prescribe or the Chief Executive Officer may delegate to them.

     Section 5.8. The Secretary.  The Secretary shall attend all sessions of the
                  -------------
Board of Directors and all meetings of the shareholders and record all the votes of the Corporation and the minutes of all the transactions in a book to be kept for that purpose, and shall perform like duties for the committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. He or she shall keep in safe custody the corporate seal, if any, of the Corporation.

     Section 5.9.   The Treasurer.
                    -------------

                 (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as shall be designated by the Board of Directors.

                 (b) The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as Treasurer.

     Section 5.10.   Bonds.  If required by the Board of Directors, any officer
                     -----
shall give the Corporation a bond in such sum, and with such surety or sureties as may be satisfactory to the Board of Directors, for the faithful discharge of the duties of his or her office and for the restoration to the Corporation, in the case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

                                    ARTICLE 6

                            CERTIFICATES FOR SHARES

     Section 6.1.   Share Certificates.  The certificates representing shares of
                    ------------------
the Corporation shall be numbered and registered in a share register as they are issued. The share register shall exhibit the names and addresses of all registered holders and the number and class of shares and the series, if any, held by each. The Certificate shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the registered holder and the number and class of shares and the series, if any, represented thereby. If, under its Articles, the Corporation is authorized to issue shares of more than one class or series, each Certificate shall set forth, or shall contain a statement that the Corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine such rights.

     Section 6.2.   Execution of Certificates.  Every share certificate shall be
                    -------------------------
executed, by facsimile or otherwise, by or on behalf of the Corporation, by the Chief Executive Officer and/or President, by any Vice-President, or by the Secretary. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer, because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of issue.

                                   ARTICLE 7

                              TRANSFER OF SHARES

     Section 7.1. Transfer. Upon presentment to the Corporation or its transfer
                  --------
agent of a share certificate endorsed by the appropriate person or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transfer registered upon the books of the Corporation, unless either: (a) the Corporation has received a demand from an appropriate person to make an indorsement on such certificate that the Corporation not register transfer; or (b) the Corporation has been served with a restraining order, injunction or other process from a court of competent jurisdiction enjoining it from registering the transfer. Any demand to the Corporation not to register transfer shall identify the registered owner and the issue of which such share is a part and provide an address to send communications directed to the person making the demand. No demand described in
Section 7.1(a) above shall be effective unless it is received by the Corporation at a time and in a manner affording the Corporation a reasonable opportunity to act on it.

     Section 7.2. Request to Register Transfer After Demand. If a share
                  -----------------------------------------
certificate is presented to the Corporation or its transfer agent with a request to register transfer after a demand that the Corporation not register transfer of such certificate has become effective pursuant to Section 7.1 of these Bylaws, then the Corporation shall promptly communicate to each of the person who initiated the demand and the person who presented the certificate for registration of transfer a notification stating that: (a) the certificate has been presented for registration of transfer; (b) a demand that the Corporation not register transfer of such certificate had previously been received; and (c) the Corporation will withhold registration of transfer of such certificate for a period of thirty (30) days (or such shorter period of time as stated in the notification that is not manifestly unreasonable) from the date of the notification in order to provide the person who initiated the demand an opportunity to obtain legal process or an indemnity bond.

     Section 7.3. Limitation of Liability. The Corporation shall not be liable
                  -----------------------
to a person who initiated a demand that the Corporation not register transfer for any loss the person suffers as a result of registration of transfer if the person who initiated demand does not, within the time stated in the notification described in Section 7.2 of these Bylaws, either (a) obtain an appropriate restraining order, injunction or other process from a course of competent jurisdiction enjoining the Corporation from registering the transfer, or (b) file with the Corporation an indemnity bond, sufficient in the Corporation's to protect the Corporation or its transfer agent from any loss it or they may suffer by refusing to register the transfer.

                                    ARTICLE 8

                     RECORD DATE; IDENTITY OF SHAREHOLDERS

     Section 8.1. Record Date. The Board of Directors may fix a time, prior to
                  -----------
the date of any meeting of the shareholders, as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall not be more than ninety (90) days prior to the date of the meeting. Except as otherwise provided in Section 8.2 of these Bylaws, only the shareholders of record at the close of business on the date so fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of securities on the books of the Corporation after any record date so fixed. The Board of Directors may similarly fix a record date for the determination of shareholders for any other purpose. When a determination of shareholders of record has been made as herein provided for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

     Section 8.2. Certification of Nominee. The Board of Directors may adopt a
                  ------------------------
procedure whereby a shareholder may certify in writing to the Secretary of the Corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of a specified person or persons. The Board of Directors, in adopting such procedure, may specify (a) the classification of shareholder who may certify, (b) the purpose or purposes for which the certification may be made, (c) the form of certification and the information to be contained therein, (d) as to certifications with respect to a record date, the date after the record date by which the certification must be received by the Secretary of the Corporation, and (e) such other provisions with respect to the procedure as the Board of Directors deems necessary or desirable. Upon receipt by the Secretary of the Corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified instead of the persons making the certification.


                                   ARTICLE 9

                            REGISTERED SHAREHOLDERS

     Section 9.1. Before due presentment for transfer of any shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or other claim or interest in such securities, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Commonwealth of Pennsylvania or Section 8.2 of these Bylaws.

                                    ARTICLE 6

                               LOST CERTIFICATES

     Section 10.1. If the owner of a share certificate claims that it has been lost, destroyed, or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, and if the owner has filed with the Corporation an indemnity bond and an affidavit of the facts satisfactory to the Board of Directors or its designated agent, and has complied with such other reasonable requirements, if any, as the Board of Directors may deem appropriate.

                                  ARTICLE 11

                                 DISTRIBUTIONS

     Section 11.1. Distributions. Distributions upon the shares of the
                   -------------
Corporation, whether by dividend, purchase or redemption or other acquisition of its shares subject to any provisions of the Articles related thereto, may be authorized by the Board of Directors at any regular or special meeting of the Board of Directors and may be paid directly or indirectly in cash, in property or by the incurrence of indebtedness by the Corporation.

     Section 11.2. Reserves. Before the making of any distributions, there may
                  --------
be set aside out of any funds of the Corporation available for distributions such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall deem conducive to the interests of the Corporation, and the Board of Directors may abolish any such reserve in the manner in which it was created.

     Section 11.3. Stock Dividends/Splits. Stock dividends or splits upon the
                   ----------------------
shares of the Corporation, subject to any provisions of the Articles related thereto, may be authorized by the Board of Directors at any regular or special meeting of the Board of Directors.


                                  ARTICLE 12

                              GENERAL PROVISIONS

     Section 12.1. Checks and Notes. All checks or demands for money and notes
                   ----------------
of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

     Section 12.2. Fiscal Year. The fiscal year of the Corporation shall be as
                   -----------
determined by the Board of Directors.

     Section 12.3. Seal. The corporate seal, if any, shall have inscribed
                   ----
thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Pennsylvania." Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement of any instrument or other document by the Corporation.

     Section 12.4. Notices. Whenever, under the provisions of the 1988 BCL or of
                   -------
the Articles or of these Bylaws or otherwise, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof by first class or express mail, postage prepaid, telegram (with messenger service specified), telex, TWX (with answerback received), courier service (with charges prepaid) or facsimile transmission, to his or her address, (or to his or her telex, TWX, or facsimile number), appearing on the books of the Corporation or, in the case of directors, supplied by the director to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person.

     Section 12.5. Waiver of Notice. Whenever any notice is required to be given
                   ----------------
by the 1988 BCL or by the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted nor the purpose of a meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, and the person so objects at the beginning of the meeting.

                                  ARTICLE 13

                                  AMENDMENTS

     Section 13.1. Amendments. The Bylaws may be adopted, amended or repealed by
                   ----------
a majority vote of the shareholders entitled to vote thereon at any regular or special meeting duly convened or, except for a bylaw on a subject expressly committed to the shareholders by the 1988 BCL, by a majority vote of the members of the Board of Directors at any regular or special meeting duly convened, subject always to the power of the shareholders to change such action by the directors; however, whenever the Bylaws require for the taking of any action by the shareholders or a class of shareholders a specific number or percentage of votes, the provision of the Bylaws setting forth that requirement shall not be amended or repealed by any lesser number or percentage of votes of the shareholders or of the class of shareholders. In the case of a meeting of shareholders, written notice shall be given to each shareholder that the purpose, or one of the purposes, of a meeting is to consider the adoption, amendment or repeal of the Bylaws. There shall be included in, or enclosed with the notice, a copy of the proposed amendment or a summary of the changes to be effected thereby. Any change in the Bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

                                  ARTICLE 14

                                INDEMNIFICATION

     Section 14.1. Officers and Directors - Direct Actions. The Corporation
                   ---------------------------------------
shall indemnify any director or officer of the Corporation (as used herein, the phrase "director or officer of the Corporation" shall mean any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise), any person who was or is a party (other than a party plaintiff suing on his or her own behalf), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she met the standard of conduct of (a) acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and (b) with respect to any criminal proceeding, having no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person (a) did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation and (b) with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Section 14.2. Officers and Directors - Derivative Actions. The Corporation
                   -------------------------------------------
shall indemnify any director or officer of the Corporation who was or is a party (other than a party suing in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in the Corporation's favor by reason of the fact that he or she is or was a director or officer of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action, suit or proceeding if he or she met the standard of conduct of acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation. Indemnification shall not be made under this Section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the Court of Common Pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action, suit or proceeding was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses that the Court of Common Pleas or other court deems proper.

     Section 14.3. Employees and Agents. The Corporation may, to the extent
                   --------------------
permitted by the 1988 BCL, indemnify any employee or agent of the Corporation (as used in this Article 14, the phrase "employee or agent of the Corporation shall mean any person who is or was an employee or agent of the Corporation, other than an officer, or is or was serving at the request of the Corporation as an employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise) who was or is a party, or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the Corporation, provided he or she has met the standard of conduct set forth in Sections 14.1 and 14.2, subject to the limitations set forth in Section 14.2 in the case of an action, suit or proceeding by or in the right of the Corporation to procure a judgment in the Corporation's favor.

     Section 14.4. Mandatory Indemnification. To the extent that a director or
                   -------------------------
officer of the Corporation or any employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 14.1, 14.2 or 14.3 of this Article 14, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     Section 14.5. Advancing Expenses. Expenses (including attorneys' fees)
                   ------------------
incurred by a director or officer of the Corporation or an employee or agent of the Corporation in defending any action or proceeding referred to in this
Article 14 may be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article 14.

     Section 14.6. Procedure.
                   ---------

                   (a)  Unless ordered by a court, any indemnification under
Section 14.1, 14.2 or 14.3 or advancement of expenses under Section 14.5 of this
Article 14 shall be made by the Corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 14.1, 14.2 or 14.3.

                   (b) All determinations under this Section 14.6 shall be made:

                       (i) With respect to indemnification under Section 14.3 and advancement of expenses to an employee or agent of the Corporation, other than an officer, by the Board of Directors by a majority vote.

                       (ii) With respect to indemnification under Section 14.1 or 14.2 and advancement of expenses to a director or officer of the Corporation,

                         (A) By the Board of Directors by a majority vote of a
quorum consisting of directors who were not parties to such action or proceeding, or

                         (B) If such a quorum is not obtainable, or, if
obtainable and if a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

                         (C) By the shareholders.

     Section 14.7.  Nonexclusivity of Indemnification.
                    ---------------------------------

                    (a) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 14 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding that office.
Section 1728 (relating to interested directors; quorum) of the 1988 BCL, or any successor section, shall be applicable to any Bylaw, contract or transaction authorized by the directors under this Section 14.7. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Article 14 or otherwise.

                    (b) Indemnification pursuant to Section 14.7(a) hereof shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                    (c) Indemnification pursuant to Section 14.7(a) under any Bylaw, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the Corporation would have the power to indemnify the person under any other provision of law except as provided in this Section 14.7 and whether or not the indemnified liability arises or arose from any threatened or pending or completed action by or in the right of the Corporation.

     Section 14.8.  Insurance. The Corporation shall have power to purchase and
                    ---------
maintain insurance on behalf of any person who is or was a director or officer of the Corporation or an employee or agent of the Corporation, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against that liability under the provisions of this Article 14 or otherwise.

     Section 14.9.  Past Officers and Directors. The indemnification and
                    ---------------------------
advancement of expenses provided by, or granted pursuant to, this Article 14 shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs and personal representatives of that person.

     Section 14.10. Surviving or New Corporations. References to "the
                    -----------------------------
Corporation" in this Article 14 include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporation resulting therefrom, so that any director, officer, employee or agent of the constituent, surviving or new corporation shall stand in the same position under the provisions of this Article 14 with respect to the surviving or new corporation as he or she would if he or she had served the surviving or new corporation in the same capacity.

     Section 14.11. Employee Benefit Plans.
                    ----------------------

                    (a) References in this Article 14 to "other enterprises" shall include employee benefit plans and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, the person with respect to an employee benefit plan, its participants or beneficiaries.

                    (b) Excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines."

                    (c) Action with respect to an employee benefit plan taken or omitted in good faith by a director, officer, employee or agent of the Corporation in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the Corporation.